Exhibit 99.1

AiAdvertising Receives $5M Equity Investment

to Fuel Next Phase of Growth

Capital will allow for further development of AiAdvertising’s Campaign Performance Platform and create a new focus area serving customers valuing founding American principles

SAN ANTONIO, April 11, 2023 (Globe Newswire) AiAdvertising, Inc. (OTC: AIAD), a next-generation AdTech company focused on harnessing the power of artificial intelligence (AI) and machine learning (ML) for today’s marketing leaders, announced that the Company has entered into a securities purchase agreement with Hexagon Partners, a Texas-based investment company, for a strategic investment of $5 million and potentially up to $9.25 million. The transaction is expected to close today.

Tim Dunn, a Texas resident, manages Hexagon Partners and Hexagon’s investment demonstrates enthusiasm for AiAdvertising’s Campaign Performance Platform and the future of marketing intelligence and advertising technology. The capital has been committed in the face of economic and banking system uncertainty and will help AIAD position itself as a leader in applying AI and ML technologies to marketing and advertising solutions to deliver superior results to our clients.

AiAdvertising also announced the return of strategic advisor Brad Parscale to lead a plan to deliver additional technology services and strategic relationships to a growing trend of businesses nationwide that embrace foundational American values and self-governance principles such as freedom, faith, and equality. Parscale was the previous CEO of Giles-Parscale, a prior asset acquisition of AiAdvertising, and led Giles-Parscale to significant revenue before its purchase.

Jerry Hug, CEO of AiAdvertising, commented, “This investment by Hexagon Partners is a huge vote of confidence for what our team has been building at AiAdvertising. We have always known we have something special, but it is validating when someone successful sees that and invests in our future relationship together.” Hug continued, “I am excited to see the return of Brad Parscale, who can provide invaluable strategic advice for us. Together with the addition of our new CFO, AIAD is poised to reach a new level of performance in the execution of our strategic vision.”

The investment by Hexagon Partners was structured as the purchase of newly designated Series I Preferred Stock of the Company that converts into AIAD’s common stock at a ratio of 1 to 400. In addition to the initial $5M investment, the transaction provides an option for two additional tranches totaling another $4,250,000 investment, with a total blended underlying as-converted common share price that represents an aggregate investment at a premium to yesterday’s closing price of AIAD’s common stock.

About AiAdvertising

AiAdvertising, Inc. (OTC: AIAD) is a next-generation AdTech company that is harnessing the power of artificial intelligence (AI) and machine learning (ML) to build software for today’s marketing leaders. We focus on eliminating waste and maximizing the return on digital ad spend.

Our flagship product, the Campaign Performance Platform, is a subscription-based, end-to-end Ad Management solution. The platform empowers brands and agencies to efficiently target, predict, create, scale, and measure hyper-personalized campaigns.

For more information about the company, please visit www.AiAdvertising.com or our LinkedIn or Twitter pages.

Forward-Looking Statements

This press release may contain “forward-looking statements.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, plans, and strategies, projections, anticipated events and trends, the economy, and other conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Accordingly, our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are included in our filings with the Securities and Exchange Commission, including the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, publicly, that may be made from time to time, whether as a result of new information, future developments, or otherwise, except as may be required under applicable law.

Investor Contact:
John C. Small
917-273-8429
john.small@aiadvertising.com

Press Contact:
Victoria Richardson
602-214-0789
victoria.richardson@aiadvertising.com

Source: AiAdvertising, Inc.